Exhibit 99.1

BOYD GAMING REPORTS SECOND-QUARTER RESULTS

–Wholly-Owned Operations Post 13% Adjusted EBITDA Growth–

–Midwest and South Region Leads Company with 19% EBITDA Gain–

LAS VEGAS – JULY 27, 2011 – Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2011.

Net revenues were $574.4 million for the second quarter 2011, a decrease of less than 1% from the same quarter in 2010. Total Adjusted EBITDA(1) was $118.4 million for the quarter, up 4.3% from $113.5 million in the prior year.

Our wholly-owned business reported second-quarter 2011 net revenues of $391.6 million, essentially flat with the year-ago period. Net revenues were impacted by the closure of Sam’s Town Tunica for 25 days in May due to flooding along the Mississippi River. Wholly-owned Adjusted EBITDA increased 13.1%, or $9.2 million, to $79.8 million. Borgata, our 50% joint venture, reported second-quarter 2011 net revenues of $182.8 million, down 2.2% from the second quarter of 2010, while Adjusted EBITDA at the property decreased 10.0% to $38.7 million.

For the second quarter 2011, the Company reported a net loss of $3.0 million, or $0.03 per share, compared to net income of $3.4 million, or $0.04 per share, in the same period last year.

Adjusted Earnings(1) for the second quarter 2011 were $0.8 million, or $0.01 per share, compared to earnings of $4.2 million, or $0.05 per share, for the same period in 2010. Certain pre-tax items included in Adjusted Earnings for the second quarter 2011 resulted in a net increase of $6.4 million ($3.8 million, net of tax and noncontrolling interest, or $0.04 per share). By comparison, pre-tax items included in Adjusted Earnings for the second quarter 2010 resulted in a net increase in income of $1.3 million ($0.8 million, net of tax, or $0.01 per share) during the second quarter of 2010. Pre-tax items included in adjusted earnings are listed in a table at the end of this press release.

Commenting on the quarter, Keith Smith, President and Chief Executive Officer of Boyd Gaming, said, “Our results for the second quarter reflect continued positive momentum in our business. The improvements during the quarter were broad-based, as all three operating regions posted year-over-year EBITDA gains, and operating margins in our wholly-owned business rose by 240 basis points. We were especially pleased with the continued strong performance of our Midwest and South properties, which reported a 19% EBITDA gain for the region’s third consecutive quarter of growth.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Year-To-Date Results

For the six months ended June 30, 2011, we reported net revenues of $1.14 billion, essentially flat with the six months ended June 30, 2010. Total Adjusted EBITDA was $230.2 million during the period, up slightly from the prior year. (2)

During the six-month period 2011, our wholly-owned operations posted net revenues of $787.5 million, essentially flat with the year-ago period; however, wholly-owned Adjusted EBITDA increased 7.4%, or $11.0 million, to $159.8 million. Borgata reported net revenues of $351.8 million during the six months ended June 30, 2011, a decline of 2.8%, while property Adjusted EBITDA fell 13.1% to $70.3 million.

We reported a net loss for the six months ended June 30, 2011 of $6.5 million, or $0.07 per share. By comparison, we reported net income of $11.8 million, or $0.14 per share, for the six months ended June 30, 2010.

Adjusted Earnings for the six months ended June 30, 2011 reflect a loss of $0.5 million, or break-even on a per-share basis, compared to earnings of $13.1 million, or $0.15 per share, during the comparable period in 2010.

(2)

See financial schedules at the end of this release for reconciliations relative to the pro forma effect of the consolidation of Borgata as if such consolidation had occurred as of the beginning of the period presented.

Key Operations Review

Las Vegas Locals

In our Las Vegas Locals segment, second-quarter 2011 net revenues were $151.8 million, down slightly from the second quarter of 2010. Second-quarter 2011 property Adjusted EBITDA was $38.6 million, up 4.8% from the $36.8 million reported in the same quarter of 2010. Results reflect stable business volumes and effective cost-control measures, as our EBITDA margin rose 140 basis points over the prior-year period.

Downtown

Our Downtown Las Vegas properties generated net revenues of $56.6 million for the second quarter 2011, up 2.5% from $55.2 million in the second quarter 2010. Property Adjusted EBITDA was $9.4 million, a slight increase from the same quarter last year. Net revenue growth in our downtown operations was almost entirely offset by significantly higher fuel costs at our Hawaiian charter service.

Midwest and South

In our Midwest and South region, net revenues were $181.8 million, essentially flat from the year-ago quarter. Property Adjusted EBITDA rose 18.8% to $42.3 million, compared to $35.6 million in the second quarter 2010. Operating results were impacted by the flood-related closure of Sam’s Town Tunica for 25 days in May; however all five other properties in the region reported EBITDA growth in the quarter. EBITDA margin for the region improved by 370 basis points. We saw particularly strong growth at Treasure Chest, Delta Downs and Par-A-Dice.

Borgata

Borgata’s net revenues for the second quarter 2011 were $182.8 million, down 2.2% from $186.9 million in the second quarter 2010, while property Adjusted EBITDA declined 10.0% to $38.7 million, compared to $43.0 million in the comparable period in 2010. Borgata continued to outperform the market despite heightened regional competition, boosting its market share by 80 basis points. The property also posted increases in non-gaming revenue, primarily from improved hotel ADRs and occupancy. These gains, however, were offset by increased promotional expense.

IP Acquisition Update

The Company is in the final stages of due diligence related to its acquisition of the IP Casino Resort Spa in Biloxi, Mississippi, and expects to complete the process by August 4. Assuming this process is completed satisfactorily, we will pay a $10 million non-refundable deposit to the sellers on this date. We expect to close this transaction early in the fourth quarter.

Conference Call Information

We will host our second-quarter 2011 conference call today, July 27, at 12:00 p.m. Eastern. The conference call number is (888) 679-8040 and the passcode is 61477833. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, www.streetevents.com, or:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95703&eventID=4160601

Following the call’s completion, a replay will be available by dialing (888) 286-8010 today, July 27, beginning at 3:00 p.m. Eastern and continuing through Wednesday, August 3. The passcode for the replay is 72194911. The replay will also be available on the Internet at www.boydgaming.com.

The results of Borgata for the period from April 1, 2011 through June 30, 2011 and from April 1, 2010 and June 30, 2010 are included in our condensed consolidated statements of operations for the three months ended June 30, 2011 and 2010, respectively; and its results for the period from January 1, 2011 through June 30, 2011 and from March 24, 2010 through June 30, 2010 are included in our condensed consolidated statements of operations for the six months ended June 30, 2011 and 2010, respectively. The results of LVE are consolidated in our condensed consolidated statements of operations for the three and six months ended June 30, 2011.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(In thousands, except per share data)		(In thousands, except per share data)
Revenues
Gaming	$486,557	$490,132	$968,492	$840,537
Food and beverage	94,585	94,020	186,662	154,002
Room	60,459	58,671	117,050	90,105
Other	33,276	33,813	66,307	57,635

Gross revenues	674,877	676,636	1,338,511	1,142,279
Less promotional allowances	100,474	98,190	199,162	148,698

Net revenues	574,403	578,446	1,139,349	993,581

Costs and expenses
Gaming	223,173	229,755	449,782	397,860
Food and beverage	50,080	49,149	97,648	81,791
Room	13,514	13,056	26,335	23,106
Other	27,335	27,006	53,574	46,244
Selling, general and administrative	96,783	99,666	192,571	169,944
Maintenance and utilities	36,773	37,970	74,188	62,109
Depreciation and amortization	48,488	55,408	99,072	95,454
Corporate expense	12,264	13,526	25,544	25,615
Preopening expenses	1,741	1,243	3,572	2,306
Write-downs and other items, net	2,262	1,991	6,969	3,592

Total costs and expenses	512,413	528,770	1,029,255	908,021

Operating income from Borgata	—	—	—	8,146

Operating income	61,990	49,676	110,094	93,706

Other expense (income)
Interest income	(20)	—	(25)	(4)
Interest expense, net of amounts capitalized	66,694	34,650	123,985	63,657
Fair value adjustment of derivative instruments	48	—	265	—
(Gain) loss on early retirements of debt, net	—	(1,912)	20	(3,949)
Other non-operating expenses from Borgata, net	—	—	—	3,133

Total other expense, net	66,722	32,738	124,245	62,837

Income (loss) before income taxes	(4,732)	16,938	(14,151)	30,869
Income taxes	(911)	(4,912)	2,197	(9,161)

Net income (loss)	(5,643)	12,026	(11,954)	21,708
Noncontrolling interest	2,692	(8,644)	5,482	(9,891)

Net income (loss) attributable to Boyd Gaming Corporation	$(2,951)	$3,382	$(6,472)	$11,817

Basic net income (loss) per common share	$(0.03)	$0.04	$(0.07)	$0.14

Weighted average basic shares outstanding	87,204	86,511	87,181	86,471

Diluted net income (loss) per common share	$(0.03)	$0.04	$(0.07)	$0.14

Weighted average diluted shares outstanding	87,204	86,942	87,181	86,743

The results of Borgata and LVE for the period from April 1, 2011 through June 30, 2011 are included in our condensed consolidated statement of operations for the three months ended June 30, 2011. The following presents the consolidation of these entities into the Boyd Gaming Corporation condensed consolidated GAAP statement of operations for such period. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended June 30, 2011
	Boyd Gaming Wholly-Owned	Borgata	Borgata Eliminations	Boyd/Borgata Subtotal	LVE (Variable Interest Entity)	LVE Eliminations	Boyd Gaming Consolidated
	(In thousands, except per share data)
Revenues
Gaming	$324,419	$162,138	$—	$486,557	$—	$—	$486,557
Food and beverage	57,527	37,058	—	94,585	—	—	94,585
Room	30,642	29,817	—	60,459	—	—	60,459
Other	22,680	10,596	—	33,276	2,769	(2,769)	33,276

Gross revenues	435,268	239,609	—	674,877	2,769	(2,769)	674,877
Less promotional allowances	43,621	56,853	—	100,474	—	—	100,474

Net revenues	391,647	182,756	—	574,403	2,769	(2,769)	574,403

Costs and expenses
Gaming	157,724	65,449	—	223,173	—	—	223,173
Food and beverage	32,049	18,031	—	50,080	—	—	50,080
Room	9,761	3,753	—	13,514	—	—	13,514
Other	18,553	8,782	—	27,335	—	—	27,335
Selling, general and administrative	64,084	32,699	—	96,783	—	—	96,783
Maintenance and utilities	21,353	15,386	—	36,739	34	—	36,773
Depreciation and amortization	31,940	16,548	—	48,488	—	—	48,488
Corporate expense	12,264	—	—	12,264	—	—	12,264
Preopening expenses	4,418	92	—	4,510	—	(2,769)	1,741
Write-downs and other items, net	1,513	749	—	2,262	—	—	2,262

Total costs and expenses	353,659	161,489	—	515,148	34	(2,769)	512,413

Operating income from Borgata	10,634	—	(10,634)	—	—	—	—

Operating income	48,622	21,267	(10,634)	59,255	2,735	—	61,990

Other expense (income)
Interest income	(20)	—	—	(20)	—	—	(20)
Interest expense, net of amounts capitalized	40,059	21,328	—	61,387	5,307	—	66,694
Fair value adjustment of derivative instruments	48	—	—	48	—	—	48
(Gain) loss on early retirements of debt, net	—	—	—	—	—	—	—
Other non-operating expenses from Borgata, net	10,754	—	(10,754)	—	—	—	—

Total other expense, net	50,841	21,328	(10,754)	61,415	5,307	—	66,722

Income (loss) before income taxes	(2,219)	(61)	120	(2,160)	(2,572)	—	(4,732)
Income taxes	(732)	(179)	—	(911)	—	—	(911)

Net income (loss)	(2,951)	(240)	120	(3,071)	(2,572)	—	(5,643)
Noncontrolling interest	—	—	120	120	955	1,617	2,692

Net income (loss) attributable to Boyd Gaming Corporation	$(2,951)	$(240)	$240	$(2,951)	$(1,617)	$1,617	$(2,951)

Basic net loss per common share	$(0.03)						$(0.03)

Weighted average basic shares outstanding	87,204						87,204

Diluted net loss per common share	$(0.03)						$(0.03)

Weighted average diluted shares outstanding	87,204						87,204

The following table sets forth the impact of the consolidation of Borgata during the three months ended June 30, 2010. For purposes of this presentation, and consistent with GAAP, Borgata has been consolidated for the period from April 1, 2010 through June 30, 2010. The wholly-owned column reflects the equity method accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended June 30, 2010
	Boyd Gaming Corp			Boyd Gaming Corp
	Wholly-Owned	Borgata	Eliminations	Consolidated
	(In thousands, except per share data)
Revenues
Gaming	$325,602	$164,530	$—	$490,132
Food and beverage	58,026	35,994	—	94,020
Room	30,967	27,704	—	58,671
Other	23,117	10,696	—	33,813

Gross revenues	437,712	238,924	—	676,636
Less promotional allowances	46,158	52,032	—	98,190

Net revenues	391,554	186,892	—	578,446

Costs and expenses
Gaming	162,807	66,948	—	229,755
Food and beverage	31,726	17,423	—	49,149
Room	9,597	3,459	—	13,056
Other	18,391	8,615	—	27,006
Selling, general and administrative	67,825	31,841	—	99,666
Maintenance and utilities	22,324	15,646	—	37,970
Depreciation and amortization	37,172	18,236	—	55,408
Corporate expense	13,526	—	—	13,526
Preopening expenses	1,243	—	—	1,243
Write-downs and other items, net	1,979	12	—	1,991

Total costs and expenses	366,590	162,180	—	528,770

Operating income from Borgata	12,356	—	(12,356)	—

Operating income	37,320	24,712	(12,356)	49,676

Other expense (income)
Interest income	—	—	—	—
Interest expense, net of amounts capitalized	29,062	5,588	—	34,650
Gain on early retirements of debt, net	(1,912)	—	—	(1,912)
Other non-operating expenses from Borgata, net	3,713	—	(3,713)	—

Total other expense, net	30,863	5,588	(3,713)	32,738

Income before income taxes	6,457	19,124	(8,643)	16,938
Income taxes	(3,075)	(1,837)	—	(4,912)

Net income	3,382	17,287	(8,643)	12,026
Noncontrolling interest	—	—	(8,644)	(8,644)

Net income attributable to Boyd Gaming Corporation	$3,382	$17,287	$(17,287)	$3,382

Basic net income per common share	$0.04			$0.04

Weighted average basic shares outstanding	86,511			86,511

Diluted net income per common share	$0.04			$0.04

Weighted average diluted shares outstanding	86,942			86,942

The results of Borgata and LVE for the period from January 1, 2011 through June 30, 2011 are included in our condensed consolidated statement of operations for the six months ended June 30, 2011. The following presents the consolidation of these entities into the Boyd Gaming Corporation condensed consolidated GAAP statement of operations for such period. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Six Months Ended June 30, 2011
	Boyd Gaming Wholly-Owned	Borgata	Borgata Eliminations	Boyd/Borgata Subtotal	LVE (Variable Interest Entity)	LVE Eliminations	Boyd Gaming Consolidated
	(In thousands, except per share data)
Revenues
Gaming	$654,498	$313,994	$—	$968,492	$—	$—	$968,492
Food and beverage	115,139	71,523	—	186,662	—	—	186,662
Room	60,942	56,108	—	117,050	—	—	117,050
Other	46,407	19,900	—	66,307	5,410	(5,410)	66,307

Gross revenues	876,986	461,525	—	1,338,511	5,410	(5,410)	1,338,511
Less promotional allowances	89,483	109,679	—	199,162	—	—	199,162

Net revenues	787,503	351,846	—	1,139,349	5,410	(5,410)	1,139,349

Costs and expenses
Gaming	319,357	130,425	—	449,782	—	—	449,782
Food and beverage	63,692	33,956	—	97,648	—	—	97,648
Room	19,445	6,890	—	26,335	—	—	26,335
Other	37,720	15,854	—	53,574	—	—	53,574
Selling, general and administrative	129,025	63,546	—	192,571	—	—	192,571
Maintenance and utilities	42,420	30,837	—	73,257	931	—	74,188
Depreciation and amortization	63,658	35,414	—	99,072	—	—	99,072
Corporate expense	25,544	—	—	25,544	—	—	25,544
Preopening expenses	8,890	92	—	8,982	—	(5,410)	3,572
Write-downs and other items, net	1,204	5,765	—	6,969	—	—	6,969

Total costs and expenses	710,955	322,779	—	1,033,734	931	(5,410)	1,029,255

Operating income from Borgata	14,534	—	(14,534)	—	—	—	—

Operating income	91,082	29,067	(14,534)	105,615	4,479	—	110,094

Other expense (income)
Interest income	(25)	—	—	(25)	—	—	(25)
Interest expense, net of amounts capitalized	79,940	38,611	—	118,551	5,434	—	123,985
Fair value adjustment of derivative instruments	265	—	—	265	—	—	265
(Gain) loss on early retirements of debt, net	20	—	—	20	—	—	20
Other non-operating expenses from Borgata, net	19,060	—	(19,060)	—	—	—	—

Total other expense, net	99,260	38,611	(19,060)	118,811	5,434	—	124,245

Income (loss) before income taxes	(8,178)	(9,544)	4,526	(13,196)	(955)	—	(14,151)
Income taxes	1,706	491	—	2,197	—	—	2,197

Net income (loss)	(6,472)	(9,053)	4,526	(10,999)	(955)	—	(11,954)
Noncontrolling interest	—	—	4,527	4,527	955	—	5,482

Net income (loss) attributable to Boyd Gaming Corporation	$(6,472)	$(9,053)	$9,053	$(6,472)	$—	$—	$(6,472)

Basic net loss per common share	$(0.07)						$(0.07)

Weighted average basic shares outstanding	87,181						87,181

Diluted net loss per common share	$(0.07)						$(0.07)

Weighted average diluted shares outstanding	87,181						87,181

The following table sets forth the impact of the consolidation of Borgata during the six months ended June 30, 2010. For purposes of this presentation, and consistent with GAAP, Borgata has been consolidated for the period from March 24, 2010 through June 30, 2010. The wholly-owned column reflects the equity method accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Six Months Ended June 30, 2010
	Boyd Gaming Corp Wholly-Owned	Borgata	Eliminations	Boyd Gaming Corp Consolidated
	(In thousands, except per share data)
Revenues
Gaming	$660,062	$180,475	$—	$840,537
Food and beverage	114,862	39,140	—	154,002
Room	60,153	29,952	—	90,105
Other	46,275	11,360	—	57,635

Gross revenues	881,352	260,927	—	1,142,279
Less promotional allowances	91,439	57,259	—	148,698

Net revenues	789,913	203,668	—	993,581

Costs and expenses
Gaming	326,787	71,073	—	397,860
Food and beverage	61,898	19,893	—	81,791
Room	18,882	4,224	—	23,106
Other	37,051	9,193	—	46,244
Selling, general and administrative	136,644	33,300	—	169,944
Maintenance and utilities	43,987	18,122	—	62,109
Depreciation and amortization	75,593	19,861	—	95,454
Corporate expense	25,615	—	—	25,615
Preopening expenses	2,306	—	—	2,306
Write-downs and other items, net	3,580	12	—	3,592

Total costs and expenses	732,343	175,678	—	908,021

Operating income from Borgata	22,141	—	(13,995)	8,146

Operating income	79,711	27,990	(13,995)	93,706

Other expense (income)
Interest income	(4)	—	—	(4)
Interest expense, net of amounts capitalized	57,585	6,072	—	63,657
Gain on early retirements of debt, net	(3,949)	—	—	(3,949)
Other non-operating expenses from Borgata, net	7,238	—	(4,105)	3,133

Total other expense, net	60,870	6,072	(4,105)	62,837

Income before income taxes	18,841	21,918	(9,890)	30,869
Income taxes	(7,024)	(2,137)	—	(9,161)

Net income	11,817	19,781	(9,890)	21,708
Noncontrolling interest	—	—	(9,891)	(9,891)

Net income attributable to Boyd Gaming Corporation	$11,817	$19,781	$(19,781)	$11,817

Basic net income per common share	$0.14			$0.14

Weighted average basic shares outstanding	86,471			86,471

Diluted net income per common share	$0.14			$0.14

Weighted average diluted shares outstanding	86,743			86,743

The following supplemental pro forma information presents the financial results as if the effective control of Borgata had occurred on January 1, 2010 (rather than on March 24, 2010) for the six months ended June 30, 2010. The wholly-owned column reflects the equity method of accounting for Borgata. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what the actual results would have been had the consolidation of Borgata been completed as of the earlier dates, nor are they indicative of any future results.

	Six Months Ended June 30, 2010
	Boyd Gaming Corp Wholly-Owned	Borgata	Eliminations	Boyd Gaming Corp Pro Forma
	(In thousands, except per share data)
Revenues
Gaming	$660,062	$318,306	$—	$978,368
Food and beverage	114,862	70,357	—	185,219
Room	60,153	54,106	—	114,259
Other	46,275	20,539	—	66,814

Gross revenues	881,352	463,308	—	1,344,660
Less promotional allowances	91,439	101,350	—	192,789

Net revenues	789,913	361,958	—	1,151,871

Costs and expenses
Gaming	326,787	130,934	—	457,721
Food and beverage	61,898	33,393	—	95,291
Room	18,882	6,409	—	25,291
Other	37,051	16,320	—	53,371
Selling, general and administrative	136,644	62,281	—	198,925
Maintenance and utilities	43,987	31,644	—	75,631
Depreciation and amortization	75,593	36,615	—	112,208
Corporate expense	25,615	—	—	25,615
Preopening expenses	2,306	—	—	2,306
Write-downs and other items, net	3,580	80	—	3,660

Total costs and expenses	732,343	317,676	—	1,050,019

Operating income from Borgata	22,141	—	(22,141)	—

Operating income	79,711	44,282	(22,141)	101,852

Other expense (income)
Interest income	(4)	—	—	(4)
Interest expense, net of amounts capitalized	57,585	11,132	—	68,717
Gain on early retirements of debt	(3,949)	—	—	(3,949)
Other non-operating expenses from Borgata, net	7,238	—	(7,238)	—

Total other expense, net	60,870	11,132	(7,238)	64,764

Income before income taxes	18,841	33,150	(14,903)	37,088
Income taxes	(7,024)	(3,344)	—	(10,368)

Net income	11,817	29,806	(14,903)	26,720
Noncontrolling interest	—	—	(14,903)	(14,903)

Net income attributable to Boyd Gaming Corporation	$11,817	$29,806	$(29,806)	$11,817

Basic net income per common share	$0.14			$0.14

Weighted average basic shares outstanding	86,471			86,471

Diluted net income per common share	$0.14			$0.14

Weighted average diluted shares outstanding	86,743			86,743

The following table reconciles adjusted earnings (loss) to net income (loss) as reported in accordance with GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands, except per share data)		(In thousands, except per share data)
Net income (loss) attributable to Boyd Gaming Corporation	$(2,951)	$3,382	$(6,472)	$11,817
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	4,418	1,243	8,890	2,306
Adjustments to property tax accruals, net	(772)	—	(3,538)	—
Write-downs and other items, net	—	1,979	(309)	3,580
Change in fair value of derivative instruments	48	—	265	—
(Gain) loss on early retirements of debt, net	—	(1,912)	20	(3,949)
Acquisition related expenses	370	—	370	—
Tunica flood expenses, net of recoveries	1,143	—	1,143	—

Adjustments related to Borgata:
Preopening expenses	92	—	92
Write-downs and other items, net	749	12	5,765	12
Valuation adjustments related to consolidation, net	367	—	(327)	—
Our share of Borgata’s write-downs and other items, net	—	—	—	34

Total adjustments	$6,415	$1,322	$12,371	$1,983

Income tax effect for above adjustments	$(2,093)	$(468)	$(3,745)	$(702)
Impact on noncontrolling interest, net	(604)	(6)	(2,599)	(6)

Adjusted earnings (loss)	$767	$4,230	$(445)	$13,092

Adjusted earnings (loss) per share (Adjusted EPS)	$0.01	$0.05	$0.00	$0.15

Weighted average shares outstanding	87,542 (i)	86,942	87,181	86,743

(i)	Reflects weighted average diluted shares outstanding, although GAAP presentation does not consider the effect of common stock equivalents, as such were antidilutive to the net loss, as reported. However, as the GAAP-basis net loss has been adjusted to net adjusted earnings, the dilutive effect is considered above.

The following table illustrates the impact of the above adjustments on earnings per share.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss) attributable to Boyd Gaming Corporation	$(0.03)	$0.04	$(0.07)	$0.14
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	0.05	0.01	0.10	0.03
Adjustments to property tax accruals, net	(0.01)	—	(0.04)	—
Write-downs and other items, net	—	0.02	—	0.04
Change in fair value of derivative instruments	—	—	—	—
(Gain) loss on early retirements of debt, net	—	(0.02)	—	(0.05)
Acquisition related expenses	0.01	—	—	—
Tunica flood expenses, net of recoveries	0.01	—	0.01	—

Adjustments related to Borgata:
Preopening expenses	—	—	—	—
Write-downs and other items, net	0.01	—	0.07	—
Valuation adjustments related to consolidation, net	—	—	—	—
Our share of Borgata’s write-downs and other items, net	—	—	—	—

Total adjustments	$0.07	$0.01	$0.14	$0.02

Income tax effect for above adjustments	(0.02)	—	(0.04)	(0.01)
Impact on noncontrolling interest	(0.01)	—	(0.03)	—

Adjusted earnings (loss) per share	$0.01	$0.05	$0.00	$0.15

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to net income (loss) attributable to Boyd Gaming Corporation on our condensed consolidated statements of operations for the three and six months ended June 30, 2011 and 2010. Note that the results from Dania Jai-Alai are classified as part of total other operating costs and expenses and are not included in Adjusted EBITDA. Additionally, the results for the three and six months ended June 30, 2011, as reported in the table below, reflect the consolidation of Borgata for the entire period and the results for the three and six months ended June 30, 2010 reflect the consolidation of Borgata for the period from March 24, 2010 through June 30, 2010.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands)		(In thousands)
Net Revenues
Las Vegas Locals	$151,836	$153,078	$306,355	$309,650
Downtown Las Vegas	56,585	55,183	112,251	109,190
Midwest and South	181,751	181,719	365,881	367,526
Atlantic City	182,756	186,892	351,846	203,668

Reportable Segment Net revenues	572,928	576,872	1,136,333	990,034
Other	1,475	1,574	3,016	3,547

Net revenues	$574,403	$578,446	$1,139,349	$993,581

Adjusted EBITDA
Las Vegas Locals	$38,570	$36,810	$78,213	$77,223
Downtown Las Vegas	9,366	9,310	18,370	17,682
Midwest and South	42,276	35,590	83,487	74,869

Wholly-owned property Adjusted EBITDA	90,212	81,710	180,070	169,774
Corporate expense	(10,457)	(11,171)	(20,256)	(20,921)

Wholly-owned Adjusted EBITDA	79,755	70,539	159,814	148,853
Atlantic City	38,657	42,960	70,339	47,863
Our share of Borgata's operating income before net amortization, preopening and other items	—	—	—	8,180

Adjusted EBITDA	$118,412	$113,499	$230,153	$204,896

Other operating costs and expenses
Deferred rent	1,032	1,067	2,068	2,135
Depreciation and amortization	48,488	55,408	99,072	95,454
Preopening expenses	1,741	1,243	3,572	2,306
Our share of Borgata's write-downs and other items, net	—	—	—	34
Share-based compensation expense	2,140	2,872	5,953	5,728
Write-downs and other items, net	2,262	1,991	6,969	3,592
Other	759	1,242	2,425	1,941

Total other operating costs and expenses	56,422	63,823	120,059	111,190

Operating income	61,990	49,676	110,094	93,706

Other non-operating items
Interest expense, net	66,674	34,650	123,960	63,653
Fair value adjustment of derivative instruments	48	—	265	—
(Gain) loss on early retirements of debt, net	—	(1,912)	20	(3,949)
Our share of Borgata's non-operating expenses, net	—	—	—	3,133

Total other non-operating costs and expenses, net	66,722	32,738	124,245	62,837

Income (loss) before income taxes	(4,732)	16,938	(14,151)	30,869
Income taxes	(911)	(4,912)	2,197	(9,161)

Net income (loss)	(5,643)	12,026	(11,954)	21,708
Noncontrolling interest	2,692	(8,644)	5,482	(9,891)

Net income (loss) attributable to Boyd Gaming Corporation	$(2,951)	$3,382	$(6,472)	$11,817

The following supplemental pro forma information presents the financial results as if the effective control of Borgata had occurred on January 1, 2010, (rather than on March 24, 2010) for the six months ended June 30, 2010. The Boyd Gaming Consolidated column presents results, as consolidated, reflecting the results of Borgata from March 24, 2010 through June 30, 2010. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what the actual results would have been had the consolidation of Borgata been completed as of the earlier dates, nor are they indicative of any future results.

	Six Months Ended June 30, 2010
	Boyd Gaming Corp Consolidated	Borgata Stub	Adjustments	Boyd Gaming Corp Pro Forma
	(In thousands)
Net Revenues
Las Vegas Locals	$309,650	$—	$—	$309,650
Downtown Las Vegas	109,190	—	—	109,190
Midwest and South	367,526	—	—	367,526
Atlantic City	203,668	158,289	—	361,957

Reportable Segment Net revenues	990,034	158,289	—	1,148,323
Other	3,547	—	—	3,547

Net revenues	$993,581	$158,289	$—	$1,151,870

Adjusted EBITDA
Las Vegas Locals	$77,223	$—	$—	$77,223
Downtown Las Vegas	17,682	—	—	17,682
Midwest and South	74,869	—	—	74,869

Wholly-owned property Adjusted EBITDA	169,774	—	—	169,774
Corporate expense	(20,921)	—	—	(20,921)

Wholly-owned Adjusted EBITDA	148,853	—	—	148,853
Atlantic City	47,863	33,113	—	80,976
Our share of Borgata’s operating income before net amortization, preopening and other items	8,180	—	(8,180)	—

Adjusted EBITDA	$204,896	$33,113	$(8,180)	$229,829

Other operating costs and expenses
Deferred rent	2,135	—	—	2,135
Depreciation and amortization	95,454	16,754	—	112,208
Preopening expenses	2,306	—	—	2,306
Our share of Borgata’s write-downs and other items, net	34	—	(34)	—
Share-based compensation expense	5,728	—	—	5,728
Write-downs and other items, net	3,592	68	—	3,660
Other	1,941	—	—	1,941

Total other operating costs and expenses	111,190	16,822	(34)	127,978

Operating income	93,706	16,291	(8,146)	101,851

Other non-operating items
Interest expense, net	63,653	5,060	—	68,713
Gain on early retirements of debt	(3,949)	—	—	(3,949)
Our share of Borgata’s non-operating expenses, net	3,133	—	(3,133)	—

Total other non-operating costs and expenses, net	62,837	5,060	(3,133)	64,764

Income before income taxes	30,869	11,231	(5,013)	37,087
Income taxes	(9,161)	(1,206)	—	(10,367)

Net income	21,708	10,025	(5,013)	26,720
Noncontrolling interest	(9,891)	—	(5,012)	(14,903)

Net income attributable to Boyd Gaming Corporation	$11,817	$10,025	$(10,025)	$11,817

The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands)
Corporate expense as reported on our consolidated statements of operations	$12,264	$13,526	$25,544	$25,615
Corporate share-based compensation expense	(1,807)	(2,355)	(5,288)	(4,694)

Corporate expense as reported on the accompanying table	$10,457	$11,171	$20,256	$20,921

The following table reconciles the presentation of our share of Borgata’s operating income on our consolidated statements of operations to the presentation of our share of Borgata’s results on the accompanying table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands)
Operating income from Borgata, as reported on our consolidated statements of operations	$—	$—	$—	$8,146
Our share of write-downs and other items, net	—	—	—	34

Our share of Borgata’s operating income before net amortization, preopening and other items as reported on the accompanying table	$—	$—	$—	$8,180

The following table presents Borgata's condensed consolidated statements of operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands)		(In thousands)
Revenues
Gaming	$162,138	$164,530	$313,994	$318,306
Food and beverage	37,058	35,994	71,523	70,357
Room	29,817	27,704	56,108	54,106
Other	10,596	10,696	19,900	20,539

Gross revenues	239,609	238,924	461,525	463,308
Less promotional allowances	56,853	52,032	109,679	101,350

Net revenues	182,756	186,892	351,846	361,958
Costs and expenses
Gaming	65,449	66,948	130,425	130,934
Food and beverage	18,031	17,423	33,956	33,393
Room	3,753	3,459	6,890	6,409
Other	8,782	8,615	15,854	16,320
Selling, general and administrative	32,699	31,841	63,546	62,281
Maintenance and utilities	15,386	15,646	30,837	31,644
Depreciation and amortization	16,548	18,236	35,414	36,615
Preopening expense	92	—	92	—
Write-downs and other items, net	749	12	5,765	80

Total costs and expenses	161,489	162,180	322,779	317,676

Operating income	21,267	24,712	29,067	44,282

Other expense
Interest expense, net of amounts capitalized	21,328	5,588	38,611	11,132

Income (loss) before state income taxes	(61)	19,124	(9,544)	33,150
Income taxes	(179)	(1,837)	491	(3,344)

Net income (loss)	$(240)	$17,287	$(9,053)	$29,806

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company’s periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai’s results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company’s periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata’s non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, adjustments to prior-year property taxes, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, acquisition-related expenses, expenses related to a property closure due to flooding, other non-operating expenses, valuation adjustments related to the consolidation of Borgata, and our share of Borgata’s preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Pro Forma Effect of Consolidation of Borgata and LVE

The effective change in control of Borgata was triggered at the end of the first quarter 2010; the consolidation of our variable interest in LVE was initially reported during the year ended December 31, 2010, but not in any specific quarter therein. For purposes of comparability throughout this release, certain results reported on a consolidated basis are presented by respective entity or on a Boyd wholly-owned historical basis. Additionally, for further purposes of comparability, certain year to date amounts have been presented on a pro forma basis, as if the consolidation of Borgata had occurred as of the beginning of the period presented (i.e. January 1, for the six months ended June 30, 2010, as applicable).

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the economic recovery, continued positive momentum and strong performance in the Company’s business and certain of its properties, and the anticipated timing for the closing of the Company’s pending acquisition of the IP Casino Resort Spa. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in our operating results; recovery of our properties in various markets; the state of the economy and its effect on consumer spending and our results of operations; the satisfaction of various closing conditions to our pending acquisition of the IP Casino Resort Spa; the timing for the economic recovery, its effect on our business and the local economies where our properties are located; consumer reaction to fluctuations in the stock market and economic factors; the fact that our expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers; competition; litigation; financial community and rating agency perceptions of the Company; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC, and in the Company’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.